CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No.2 to Registration Statement No. 333-141457 of First Trust/Gallatin Specialty Finance and Financial Opportunities Fund on Form N-2 of our report dated April 25, 2007, appearing in the Statement of Additional Information, which is a part of such Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" also appearing in the Statement of Additional Information.


DELOITTE & TOUCHE LLP
Chicago, IL

May 24, 2007